EXHIBIT 10.1

WORKERS’ COMPENSATION AND EMPLOYER’S LIABILITY EXCESS OF LOSS REINSURANCE CONTRACT

issued to

ZENITH INSURANCE COMPANY
ZNAT INSURANCE COMPANY
both of Woodland Hills, California

WORKERS’ COMPENSATION AND EMPLOYER’S LIABILITY EXCESS OF LOSS REINSURANCE CONTRACT

TABLE OF CONTENTS

Article		Page

	Preamble	3
1	Business Reinsured	3
2	Limit and Retention	4
3	Term	4
4	Special Termination	5
5	Territory	6
6	Warranties	6
7	Exclusions	6
8	Special Acceptance	8
9	Premium	8
10	Definitions	9
11	Net Retained Lines	11
12	Liability of Reinsurer	11
13	Currency	11
14	Illegality	12
15	Loss Reserve Funding	12
16	Compliance With California SB 2093	16
17	Taxes	16
18	Notice of Loss and Loss Settlements	17
19	Offset	17
20	Commutation	18
21	Extra Contractual Obligations / Loss in Excess of Policy Limits	18
22	Indemnification and Errors and Omissions	19
23	Access to Records	20
24	Confidentiality	20
25	Arbitration	21
26	Service of Suit	23
27	Insolvency	24
28	Agency	25
29	Governing Law	25
30	Entire Agreement	25
31	Intermediary	26
	Company Signing Block	27

WORKERS’ COMPENSATION AND EMPLOYER’S LIABILITY EXCESS OF LOSS REINSURANCE CONTRACT

This Contract is made and entered into by and between the ZENITH INSURANCE COMPANY and ZNAT INSURANCE COMPANY, both of Woodland Hills, California, and any and/or all of the subsidiary and/or affiliated companies which are or may hereafter be under the management of the Company (hereinafter together called the “Company”) and the Subscribing Reinsurer specifically identified in the Interests and Liabilities Agreement attached to and forming part of this Contract (hereinafter called the “Reinsurer”).

It is understood and agreed that whenever the term “Company” is used in this Contract, such term shall be held to include any and/or all of the subsidiary and/or affiliated companies which are or may hereafter be under the management of the Company, provided, however, that prior notice be given to the Reinsurer of any such subsidiary and/or affiliated companies which may hereafter come under the management of the Company prior to any risk attaching hereunder, with full particulars as to how such inclusion is likely to affect this Contract. In the event of either party maintaining that such inclusion calls for alteration in existing terms, and an agreement not being arrived at, then the business of such included Company is covered only for a period of sixty days after notice to the Company that the Reinsurer does not wish to cover the business so included.

It is agreed that the rights and liabilities of the parties hereto shall be determined as though any existing internal pooling agreements or internal reinsurance arrangements among the companies included within the definition of “Company,” or as they may be amended from time to time, were non-existent.

ARTICLE 1

BUSINESS REINSURED

This Contract is to indemnify the Company in respect of the net excess liability as a result of any loss or losses which may occur during the term of this Contract under any Policies covering business underwritten and classified by the Company as Workers’ Compensation and/or Employer’s Liability, in force at the inception of this Contract, or written or renewed during the term of this Contract by or on behalf of the Company, subject to the terms and conditions herein contained.

It is understood and agreed that the indemnity afforded by this Contract shall apply to each and every Loss Occurrence, whether involving any one or any combination of the classes of business listed in the preceding paragraph, regardless of the number of Policies under which such loss is payable or the number of different interests insured.

ARTICLE 2

LIMIT AND RETENTION

The Reinsurer shall be liable in respect of each and every Loss Occurrence, for 100% of the Ultimate Net Loss over and above an initial Ultimate Net Loss of $5,000,000 each and every Loss Occurrence, subject to a limit of liability to the Reinsurer of $5,000,000 each and every Loss Occurrence.

With respect to losses arising from Acts of Terrorism, as defined under paragraph A. of the DEFINITIONS ARTICLE, the Reinsurer’s liability for all such Loss Occurrences occurring during the term of this Contract shall not exceed $5,000,000.

The Reinsurer’s liability for all Loss Occurrences occurring during the term of this Contract (including the run-off period, if any) shall not exceed $25,000,000.

Should the Contract be terminated and rewritten effective January 1, 2010, as provided for in the final paragraph of the TERM ARTICLE, the Reinsurer’s liability for all Loss Occurrences occurring during the period from May 1, 2009 to January 1, 2010 shall not exceed $16,666,667.

ARTICLE 3

TERM

This Contract shall become effective at 12:01 a.m., Pacific Standard Time, May 1, 2009, and shall remain in full force and effect for one year, expiring 12:01 a.m., Pacific Standard Time, May 1, 2010.

Upon expiration of this Contract, the entire liability of the Reinsurer for losses occurring subsequent to expiration shall cease concurrently with the expiration.

If coverage under this Contract shall terminate while a loss covered hereunder is in progress, it is agreed that, subject to the other conditions of this Contract, the Reinsurer shall be liable for its proportion of the entire loss resulting from such occurrence for which the Company is liable up to the limit of this Contract, provided no part of such loss is claimed against any renewal or replacement of this Contract.

By providing 30 days written notice prior to expiration, the Company may elect to terminate the Reinsurer’s liability hereunder on a run-off basis.  In such event, the Reinsurer shall remain liable hereunder in respect of Policies in force at expiration, until the earlier of the expiration or next renewal of such Policies, but in no event longer than 18 months from the date of the expiration of this Contract. The Company shall pay to the Reinsurer an additional premium equal to the rate set forth in the PREMIUM ARTICLE multiplied by the Gross Net Earned Premium Income during the run-off period, payable within 30 days after the end of each quarter.

Additionally, at January 1, 2010 the Company shall have the option to terminate and reissue the Contract effective January 1, 2010 to January 1, 2011, at terms to be agreed between the Company and the Reinsurer.  If terms are not agreed between the parties, this Contract shall continue in force until its natural expiration date of May 1, 2010.

ARTICLE 4

SPECIAL TERMINATION

A.                       The Company may terminate a Subscribing Reinsurer’s percentage share in this Contract at any time by giving written notice to the Subscribing Reinsurer 30 days in advance of the effective date of termination, in the event of any of the following circumstances:

1.                          The Subscribing Reinsurer ceases underwriting operations.

2.                          A state insurance department or other legal authority orders the Subscribing Reinsurer to cease writing business, or the Subscribing Reinsurer is placed under regulatory supervision.

3.                          The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations.

4.                          The Subscribing Reinsurer’s policyholders’ surplus (or the equivalent under the Subscribing Reinsurer’s accounting system) as reported in such financial statements of the Subscribing Reinsurer as designated by the Company, has been reduced by 30% of the amount thereof at any date during the prior 12 month period (including the period prior to the inception of this Contract).

5.                          The Subscribing Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Subscribing Reinsurer’s operations at the inception of this Contract.

6.                          The Subscribing Reinsurer has retroceded its entire liability under this Contract without the Company’s prior written consent.

7.                          The Subscribing Reinsurer has been assigned an A.M. Best’s rating of less than “A-” and/or an S&P rating of less than “BBB+.” However, as respects Underwriting Members of Lloyd’s, London, a Lloyd’s Market Rating of less than “A-” by A. M. Best and/or less than “BBB+” by S&P shall apply.

B.                         The Subscribing Reinsurer shall have no liability for Loss Occurrences commencing after termination. The reinsurance premium due the Subscribing Reinsurer hereunder (including any minimum reinsurance premium) shall be pro rated based on the period of the

Subscribing Reinsurer’s participation hereon, and the Subscribing Reinsurer shall immediately return any excess reinsurance premium received.

ARTICLE 5

TERRITORY

This Contract will cover wherever the Company’s Policies cover.

ARTICLE 6

WARRANTIES

It is warranted for the purposes of this Contract that:

A.                       The maximum amount which any one claimant can contribute to the Ultimate Net Loss from any one Loss Occurrence is $7,500,000, or so deemed.  The maximum any one life is to be calculated from the “ground up,” not within the layer.

B.                         As respects Employer’s Liability, the Company’s maximum Policy limit shall be $2,000,000, or so deemed.

Any losses which include Extra Contractual Obligations and/or Loss in Excess of Policy Limits amounts shall be recoverable hereunder without regard to the application of Warranty A. above.

ARTICLE 7

EXCLUSIONS

This Contract does not cover:

A.                       Excess insurance.

B.                         Assumed reinsurance, except fronted business which is substantially reinsured by the Company.

C.                         In respect of any Policy issued or reinsured by the Company to cover the following occupations or employments, except when such occupations or employments are incidental to and form a minor part of the usual occupation or employment of the insured:

1.                          Working and navigation of any vessel, other than light craft on inland waterways and dredging.

2.                          Manufacture, storage, filling, breaking down, or transport of

a.                           Fireworks, ammunition, fuse, cartridges, powder, nitroglycerine or any explosive.

b.                          Gasses and/or air under pressure in containers (but this exclusion shall not apply to the storage or distribution of liquid petroleum gas by wholesale or retail dealers).

3.                          Underground coal mines.

4.                          Manufacture of celluloid and pyroxylin.

5.                          Erection of structural iron and/or steel works, unless in conjunction with ordinary construction of buildings.  Except that this exclusion shall not apply to insureds engaged in steel work where such steel work erection is not beyond twelve stories in height.

6.                          Contractors doing building wrecking exclusively.

7.                          Tunneling.

8.                          Tower, steeple and chimney shaft work.

9.                          Operation of dry docks, docks, quays, and wharves.  USL&H exposures are deemed to be incidental so long as USL&H Gross Net Earned Premium Income (GNEPI) does not exceed 10% of the Company’s total subject GNEPI.

10.                    Construction and maintenance of coffer dams.

11.                    Subaqueous construction and/or other subaqueous work.

12.                    Oil tanks and/or refining works.

13.                    Aviation risks involving flying risks, commercial airlines and airline crews. This exclusion does not apply to any “ground” personnel.

14.                    Operations involving atomic energy and nuclear fission.

15.                    Operations of a carrier by rail.

In connection with those occupations or employments enumerated under Item C. above, if the Company, without the knowledge of and contrary to the instructions of its head office, is bound or is unknowingly exposed on a risk falling otherwise within one of the exclusions set forth, such risk is covered until the Company’s head office receives knowledge thereof and, pending cancellation of such risk by the Company, for a further period of 30 days after receipt of such knowledge by the head office of the Company.

Where Policies are issued by the Company through its membership of or participation in an assigned risk plan or similar facility which involves occupations or employments prohibited under Item C. above, such Policies are not excluded under this Contract.

D.                        In respect of any Policy issued or reinsured by the Company to cover occupations or employments directly related to Professional Sports Teams.

E.                          Liability of the Company arising, by Contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund.  “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed; which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

F.                          A Loss Occurrence arising directly out of:

1.                          War.

2.                          Nuclear Incidents, other than related to an Act of Terrorism as defined in paragraph A. of the DEFINITIONS ARTICLE.

G.                         A Loss Occurrence arising from:

1.                          Federal Employers Liability Act business, except incidental.

2.                          Jones Act business, except incidental.

ARTICLE 8

SPECIAL ACCEPTANCE

Business that is not within the scope of this Contract may be submitted to the Reinsurer for special acceptance hereunder, and such business, if accepted by the Reinsurer shall be covered hereunder, subject to the terms and conditions of this Contract, except as modified by the special acceptance. The Reinsurer shall be deemed to have accepted a risk if it has not responded within 3 days after receiving the underwriting information on such risk.

ARTICLE 9

PREMIUM

A.                       The Company shall pay the Reinsurer a deposit premium of $5,000,000 for the term of this Contract, to be paid in the amount of $1,250,000 on May 1, 2009, August 1, 2009, November 1, 2009 and February 1, 2010.

B.                         As soon as practicable following the expiration of this Contract, the Company shall forward to the Reinsurer a statement of its Gross Net Earned Premium Income for the term of this Contract, and the reinsurance premium shall be adjusted at a rate of 0.95% multiplied by the Company’s Gross Net Earned Premium Income. Should the premium so calculated exceed the deposit premium paid in accordance with Paragraph A. above, the Company will promptly pay the Reinsurer the difference. Should the premium so calculated be less than the deposit premium, the Reinsurer will promptly refund to the Company the difference, subject to a minimum premium of $4,000,000.

The term “Gross Net Earned Premium Income” as used in this Contract shall mean the gross earned premium income of the Company for the business covered by this Contract, less premiums paid for reinsurances, recoveries under which would inure to the benefit of this Contract.

ARTICLE 10

DEFINITIONS

A.                       The term “Act of Terrorism” as used in this Contract shall mean any act that is certified by the Secretary of the Treasury, in concurrence with the Secretary of State and the Attorney General of the United States, to be an act of terrorism, as provided in TRIA, including loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with nuclear, biological, chemical or radiological explosion, pollution and contamination as a result of such act.

1.                          This definition does not apply when a cause or event other than an “Act of Terrorism” is the principal contributing factor to the loss, injury, damage, expense, cost, or legal obligation.

2.                          This definition does not apply to strikes, riots, civil commotion or malicious mischief.

B.                         The term “Loss Occurrence” as used in this Contract shall mean any one disaster or casualty or accident or loss or series of disasters or casualties or accidents or losses arising out of or caused by one event.  As respects a Loss Occurrence involving Occupational Disease or Other Disease or Cumulative Trauma, the following shall apply:

1.                          Per Employee Coverage.  As respects losses arising from Occupational Disease or Other Disease or Cumulative Trauma suffered by a single employee, such Occupational Disease or Other Disease or Cumulative Trauma shall be deemed a separate Loss Occurrence.  The date of loss shall be determined as follows:

a.                           If the case is compensable under the Workers’ Compensation Law, the date of the beginning of the disability for which compensation is payable.

b.                          If the case is not compensable under the Workers’ Compensation Law, the date that disability due to said disease actually began.

c.                           If the claim is made after employment has ceased, the date of cessation of such employment.

2.                          Per Event Coverage.  As respects losses arising from Occupational Disease or Other Disease, regardless of the specific kind or class, suffered by employees of one or more employers, all such losses sustained by the Company from one event not exceeding 48 hours in duration shall, together with losses not classified as Occupational Disease or Other Disease, be deemed to be a single “Loss Occurrence.”

3.                          “Occupational Disease or Other Disease” and “Cumulative Trauma” shall be defined by applicable state or federal statutes, regulations or case law.

C.                         The term “Ultimate Net Loss” as used in this Contract shall mean the actual loss paid by the Company or for which the Company becomes liable to pay, such loss to include 90% of any Extra Contractual Obligation (and expense) and 90% of any Loss in Excess of Policy Limits as defined in the EXTRA CONTRACTUAL OBLIGATIONS / LOSS IN EXCESS OF POLICY LIMITS ARTICLE, expenses of litigation and interest, claim-specific declaratory judgment expenses, and all other loss expense of the Company including subrogation, salvage, and recovery expenses (office expenses and salaries of officials and employees not classified as loss adjusters are not chargeable as expenses for purposes of this paragraph), but salvages and all recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

The Company is permitted to carry underlying quota share and excess of loss reinsurance, recoveries under which shall inure to the Company’s sole benefit and shall be disregarded for all purposes hereof.

For purposes of this definition, the phrase “becomes liable to pay” shall mean the existence of a judgment which the Company does not intend to appeal, or a release has been obtained by the Company, or the Company has accepted a proof of loss.

The phrase “claim-specific declaratory judgment expenses,” as used in this Contract will mean all expenses incurred by the Company in connection with declaratory judgment actions brought to determine the Company’s defense and/or indemnification obligations that are allocable to specific Policies and claims subject to this Contract. Declaratory judgment expenses will be deemed to have been incurred by the Company on the date of the original loss (if any) giving rise to the declaratory judgment action.

Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company’s Ultimate Net Loss has been ascertained.

D.                        The term “Policy” as used in this Contract shall mean any binder, policy, or contract of insurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

ARTICLE 11

NET RETAINED LINES

This Contract applies only to that portion of any insurance which the Company retains net for its own account and in calculating the amount of any loss hereunder and also in computing the amount or amounts excess of which this Contract attaches, only loss or losses in respect of that portion of any insurance which the Company retains net for its own account, disregarding any reinsurance that the Company designates as inuring to the Company’s sole benefit, shall be included.

The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them whether such inability arises from the insolvency of such other Reinsurers or otherwise.

ARTICLE 12

LIABILITY OF REINSURER

The liability of the Reinsurer shall follow that of the Company in every case and shall be subject in all respects to all the general and special stipulations, clauses, waivers and modifications of the Company’s Policy or Policies and any endorsements thereon.

The Company shall be the sole judge as to what shall constitute a claim or loss covered under the Company’s original Policy and as to the Company’s liability thereunder and as to the amount or amounts which it shall be proper for the Company to pay thereunder; and the Reinsurer shall be bound by the judgment of the Company as to the liability and obligation of the Company under its original Policies, subject to the terms and conditions of this Contract and the Company’s Policies.

Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Contract.

ARTICLE 13

CURRENCY

A.                       Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars.

B.                         For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums or losses are entered in the Company’s books.

ARTICLE 14

ILLEGALITY

If any law or regulation of the Federal or State or Local Government of any jurisdiction in which the Company is doing business shall render illegal the arrangements made in this Contract, the Contract can be terminated immediately, insofar as it applies to such jurisdiction, by the Company giving notice to the Reinsurer to such effect.

ARTICLE 15

LOSS RESERVE FUNDING

Section 15.1   Reinsurance Credit

(a)                      This clause is applicable to those Reinsurers who cannot qualify for credit by the states having jurisdiction over the Company’s loss reserves.

(b)                     As regards Policies or bonds issued by the Company coming within the scope of this Contract, the Company agrees that when it shall file with the insurance regulatory authorities having jurisdiction over the Company’s reserves or set up on its books reserves for losses covered hereunder which it shall be required to set up by law it will forward to the Reinsurer a statement showing the proportion of such loss reserves which is applicable to it.

(c)                      The Reinsurer hereby agrees that it will provide to the Company via funds withheld, cash advances, Trust Agreement, or a clean, irrevocable and unconditional Letter of Credit, an amount equal to the Reinsurer’s proportion of the loss reserves in respect of known outstanding losses that have been reported to the Reinsurer, allocated loss expenses relating thereto, losses and loss expenses paid by the Company but not recovered from the Reinsurer and Incurred But Not Reported loss and loss expense as shown in the statement prepared by the Company (collectively, the “Statutory Reserves”).

Section 15.2   Letters of Credit

 (a)                   In the event that the Reinsurer elects to comply with the provisions of this Section 15.1 by providing a Letter of Credit for the benefit of the Company, the provisions of this Section 15.2 shall apply.  In such event, the Reinsurer shall apply for and secure delivery to the Company, and thereafter maintain, one or more clean, irrevocable and unconditional Letters of Credit in an amount equal to the Statutory Reserves.  The Letter of Credit shall be issued by a bank and in a form acceptable to the Insurance Department of the State of California and other applicable insurance regulators.

(b)                     Each of the Company and the Reinsurer agree that the Letters of Credit provided by the Reinsurer under this provision may be drawn upon at any time, notwithstanding any other provisions in this Contract, and be utilized by the Company or any successor by operation of law of the Company including, without limitation, any liquidator, rehabilitator, receiver of conservator of the Company for the following purposes:

(i)                        to pay or reimburse the Company for the Reinsurer’s share of premiums returned, but not yet recovered from the Reinsurer, to the owners of the Policies on account of cancellation of such Policies;

(ii)                     to pay or reimburse the Company for the Reinsurer’s share of surrenders and benefits or losses paid by the Company, but not yet recovered from the Reinsurer, under the terms and provisions of the Policies;

(iii)                  to pay or reimburse the Company for any other amounts necessary to secure the credit or reduction from liability for reinsurance taken by the Company; and

(iv)                 to secure payment of the Reinsurer’s obligations where a Letter of Credit will expire without renewal or be reduced or replaced by a Letter of Credit for a reduced amount and where the Reinsurer’s obligations under this Contract remain unliquidated and undischarged ten (10) days prior to the expiration date, by withdrawing amounts equal to the Reinsurer’s share of liabilities, to the extent the liabilities have not yet been funded by the Reinsurer and exceed the amount of any reduced or replacement letter of credit, and depositing those amounts in a separate account in the name of the Company in a qualified United States financial institution as defined in California Insurance Code Section 922.7(b) apart from its general assets, in trust for such uses and purposes as specified in clauses (i) through (iii) above as may remain after withdrawal.

(c)                      All of the foregoing should be applied without diminution because of insolvency on the part of any of the Company or the Reinsurer.

(d)                     In the event the Company draws upon any Letter of Credit for the purposes set forth in subsection 15.2(b) in excess of the actual amounts that are subsequently determined to be due, the Company will return such excess to the Reinsurer, plus interest at the U.S. Prime Rate as published in the Eastern Edition of The Wall Street Journal applicable to the period during which the amounts were held pursuant to subsection 15.2(b).

(e)                      Upon the termination of this Contract or the replacement or cancellation of any Letter of Credit, the Company shall provide its approval of the cancellation of the Letter of Credit.

Section 15.3  Trust Fund

(a)                      In the event that the Reinsurer elects to comply with the provisions of Section 15.1 by providing a trust account for the benefit of the Company, the provisions of this Section 15.3 shall apply.  In such event, the Reinsurer shall enter into a trust agreement (the “Trust Agreement”) and establish a trust account (the “Trust Account”) for the benefit of the Company with a bank (the “Trustee”) acceptable to the Insurance Department of the State of California and other applicable insurance regulators.

(b)                     The Reinsurer agrees to deposit, and maintain in the Trust Account, assets equal to the Statutory Reserves to be held in trust by the Trustee for the benefit of the Company as security for the payment of the Reinsurer’s obligations to the Company under this Contract.

(c)                      The Reinsurer and the Company agree that the assets so deposited in the Trust Account shall be valued according to their current fair market value and shall consist only of cash (United States dollars), certificates of deposit (issued by a United States financial institution as defined in California Insurance Code Section 922.7(a) and payable in United States dollars), and investments permitted by the California Insurance Code, or any combination of the above (“Eligible Securities”); provided that investments in or issued by an entity controlling, controlled by or under common control with either the Company or the Reinsurer shall not exceed five percent (5%) of total investments.

(d)                     The Reinsurer, prior to depositing assets with the Trustee, shall execute all assignments and endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the Trustee upon direction of the Company, may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity.

(e)                      All settlements of account under the Trust Agreement between the Company and the Reinsurer shall be made in cash or its equivalent.

(f)                        The Reinsurer and the Company agree that the assets held in the Trust Account may be withdrawn by the Company at any time, notwithstanding any other provisions in this Contract, provided such assets are applied and utilized by the Company (or any successor of the Company by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company), without diminution because of the insolvency of the Company or the Reinsurer, only for the following purposes:

(i)                        to pay or reimburse the Company for the Reinsurer’s share regarding any losses and allocated loss expenses paid by the Company, but not recovered from the Reinsurer, or for unearned premiums due to the Company if not otherwise paid by the Reinsurer;

(ii)                     to make payment to the Reinsurer of any amounts held in the Trust Account that exceed one hundred and two percent (102%) of the actual amount required to fund the Reinsurer’s obligations under this Contract;

(iii)                  to pay any other amounts necessary to secure the credit or deduction from liability for reinsurance taken by the Company; or

(iv)                 where the Company has received notification of termination of the Trust Account and where any of the Reinsurer’s obligations under this Agreement remain unliquidated and undischarged ten (10) days prior to the termination date, to withdraw amounts equal to the obligations and deposit those amounts in a separate account in the name of the Company in any qualified United States financial institution as defined in Section 922.7(b) apart from its general assets, in trust for such uses and purposes specified in clauses (i) and (ii) of this section as may remain executory after such withdrawal and for any period after the termination date.

(g)                     The Reinsurer shall have the right to seek the Company’ approval to withdraw all or any part of the assets from the Trust Account and transfer such assets to the Reinsurer; provided that:

(i)                        the Reinsurer shall, at the time of withdrawal, replace the withdrawn assets with Eligible Securities having a market value equal to the market value of the assets withdrawn, so as to maintain at all times the assets in the Trust Account in an amount equal to the Statutory Reserves, or

(ii)                     after such withdrawal and transfer, the market value of the assets in the Trust Account is no less than 102% of the Statutory Reserves.  In the event that the Reinsurer seeks the Company’s approval hereunder, the Company shall be the sole judge as to the application of this provision, but shall not unreasonably or arbitrarily withhold its approval.

(h)                     In the event that any of the Company withdraws the assets from the Trust Account for the purposes set forth in Section 15.3(f) above in excess of actual amounts subsequently determined to be due, the Company will return such excess to the Reinsurer, plus interest at the U.S. Prime Rate as published in the Eastern Edition of The Wall Street Journal applicable to the period during which the amounts were held pursuant to subsection 15.3(f).

Section 15.4   General Funding Provisions

(a)                      The financial institution chosen for the issuance of the funding instrument shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

(b)                     At annual intervals, or more frequently as required by the Company, the Company shall prepare a specific statement, for the sole purpose of amending the funding instrument, of the Statutory Reserves.  If the statement shows that the Statutory Reserves exceeds the balance of funding as of the statement date, the Reinsurer shall, within 30 days after receipt of notice of such excess, increase the amount of funding by the amount of such difference.  If, however, the statement shows that the balance of funding as of the statement date exceeds the Statutory Reserves (or 102% of the Statutory Reserves if funding is provided by a Trust Agreement), the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess by agreeing to reduce the amount of funding available by the amount of such excess.

ARTICLE 16

COMPLIANCE WITH CALIFORNIA SB 2093

Any Reinsurer that has gained admission to transact Workers’ Compensation reinsurance business in the State of California, or that is reinsuring the injury, disablement, or death portions of Policies of Workers’ Compensation insurance in the State of California under the class of disability insurance, shall comply with all applicable provisions of California SB 2093 (California Insurance Code §§11690-11703, revised).  In the event of a delinquency proceeding, receivership or insolvency of the Company, the Insurance Commissioner of the State of California (the “Commissioner”) shall have the right to draw on any sums from the Reinsurer’s deposit that are necessary for the Commissioner to pay those reinsured claims and obligations, or to ensure their payment by the California Insurance Guarantee Association, deemed by the Commissioner due under this Contract, upon failure of the Reinsurer for any reason to make payments under this Contract.  The Commissioner shall give 30 days’ notice prior to drawing upon these funds of an intent to do so.  Notwithstanding the Commissioner’s right to draw on these funds, the Reinsurer shall otherwise retain its right to determine the validity of those claims and obligations and to contest their payment under this Contract.  Prior to a Reinsurer’s deposit being drawn upon, in whole or in part, the Insurance Department of the State of California (the “Department”) shall provide the Reinsurer with an explanation of procedures that the Reinsurer may use to explain to the Department why the use of the Reinsurer’s deposit may not be appropriate under this Contract.

ARTICLE 17

TAXES

A.                       In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

B.        1.         The Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.

2.                          In the event of any return of premium becoming due hereunder, the Reinsurer shall deduct the applicable percentage of the premium from the amount of the return, and the Company or its agent should take steps to recover the Tax from the United States Government.

ARTICLE 18

NOTICE OF LOSS AND LOSS SETTLEMENTS

The Company will advise the Reinsurer promptly of all claims which in the opinion of the Company may involve the Reinsurer and of all subsequent developments on these claims which may materially affect the position of the Reinsurer.

In addition, the Company shall promptly advise the Reinsurer of all bodily injury claims or losses involving any of the following:

1.                           Multiple fatalities.

2.                           Paraplegia or more extensive paralysis.

3.                           Severe brain injury or severe brain damage prognosis.

4.                           Severe burn injuries resulting in disfigurement or scarring.

The Reinsurer agrees to abide by the loss settlements of the Company, provided that retroactive extension of Policy terms or coverages made voluntarily by the Company and not in response to court decisions (whether such court decision is against the Company or other companies affording the same or similar coverages) will not be covered under this Contract.

When so requested the Company will afford the Reinsurer an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim or suit or proceeding involving this Contract and the Company will cooperate with the Reinsurer in the defense of such claim, suit or proceeding.

The Reinsurer will pay its share of loss settlements promptly upon receipt of proof of loss that is reasonably satisfactory to the Reinsurer.

ARTICLE 19

OFFSET

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances under this Contract, whether on account of premiums or on account of losses or otherwise, due from each party to the other (or, if more than one, any other) party hereto.  However, that in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of Section 7427 of the Insurance Law of the State of New York and the Insurance Law of the State of California.

ARTICLE 20

COMMUTATION

A.                       Either the Reinsurer or the Company may request commutation of that portion of any excess loss hereunder represented by any outstanding claim or claims after 120 months from the date of an occurrence.  If both parties desire to commute a claim or claims, then within 60 days after such agreement, the Company shall submit a statement of valuation of the outstanding claim or claims showing the elements considered reasonable to establish the Ultimate Net Loss and the Reinsurer shall pay the amount requested.

B.                         If agreement, as outlined in the paragraph above, cannot be reached, the effort can be abandoned or alternately the Company and the Reinsurer may mutually appoint an actuary or appraiser to investigate, determine and capitalize such claim or claims.  If both parties then agree, the Reinsurer shall pay its proportion of the amount so determined to be the capitalized value of such claim or claims.

C.                         If the parties, as outlined in the paragraphs above, fail to agree, they may abandon the effort or they may agree to settle any difference using a panel of three actuaries, one to be chosen by each party and the third by the two so chosen.  If either party refuses or neglects to appoint an actuary within 30 days, the other party may appoint two actuaries.  If the two actuaries fail to agree on the selection of a third actuary within 30 days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots.  All the actuaries shall be regularly engaged in the valuation of Workers’ Compensation claims and shall be Fellows of the Casualty Actuarial Society or of the American Academy of Actuaries.  None of the actuaries shall be under the control of either party to this Contract.

D.                        Each party shall submit its case to its actuary within 30 days of the appointment of the third actuary.  The decision in writing of any two actuaries, when filed with the parties hereto, shall be final and binding on both parties. The expense of the actuaries and of the commutation shall be equally divided between the two parties.  Said commutation shall take place in Woodland Hills, California, unless some other place is mutually agreed upon by the Company and the Reinsurer.

E.                          Payment by the Reinsurer of their proportion of the amount or amounts, so mutually agreed, shall constitute a complete and final release of the Reinsurer of all claims, both reported and unreported.

ARTICLE 21

EXTRA CONTRACTUAL OBLIGATIONS / LOSS IN EXCESS OF POLICY LIMITS

A.                       This Contract shall cover Extra Contractual Obligations, as provided in the definition of Ultimate Net Loss.  “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following:  failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B.                         This Contract shall cover Loss in Excess of Policy Limits, as provided in the definition of Ultimate Net Loss.  “Loss in Excess of Policy Limits” shall be defined as Loss in excess of the Policy limit, having been incurred because of, but not limited to, failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

C.                         An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company’s Policy, and shall constitute part of the original loss.

D.                        For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word “Loss” shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

E.                          Loss adjustment expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other loss adjustment expense.

F.                          However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

G.                         In no event shall coverage be provided to the extent not permitted under law.

ARTICLE 22

INDEMNIFICATION AND ERRORS AND OMISSIONS

A.                       The Reinsurer is reinsuring, to the amount herein provided, the obligations of the Company under any original insurance.  The Company shall be the sole judge as to:

1.                          what shall constitute a claim or loss covered under any original insurance written by the Company;

2.                          the Company’s liability thereunder;

3.                          the amount or amounts that it shall be proper for the Company to pay thereunder.

B.                         The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any original insurance.

C.                         Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.

D.                        In the case of exposures not within the terms and conditions hereof, the obligation of the Reinsurer shall be limited to return of any premium paid hereon for such exposure.

ARTICLE 23

ACCESS TO RECORDS

Provided that the Reinsurer shall give prior written notice of their desire to obtain information, the Company shall place at the disposal of the Reinsurer, and the Reinsurer, or its authorized representative, shall have the right to inspect, at all reasonable times during the currency of this Contract and thereafter, the books, records and papers of the Company pertaining to the reinsurance provided hereunder. Notwithstanding the above, the Reinsurer shall not have any right of access to such books, records and papers of the Company if it is not current in all undisputed payments due the Company.

ARTICLE 24

CONFIDENTIALITY

A.                       The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:

1.                          are publicly known or have become publicly known through no unauthorized act of the Reinsurer;

2.                          have been rightfully received from a third person without obligation of confidentiality; or

3.                          were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

B.                         Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies (except to the extent necessary to enable affiliated companies or third parties engaged by the Reinsurer to perform services related to this Contract on behalf of the Reinsurer), except:

1.                          when required by retrocessionaires subject to the business ceded to this Contract;

2.                          when required by regulators performing an audit of the Reinsurer’s records and/or financial condition;

3.                          when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business.

4.                          when required by attorneys or arbitrators in connection with an actual or potential dispute hereunder; or

5.                          when required for the Reinsurer to perform its obligations or enforce its rights under this Contract.

Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

C.                         Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days or as soon as practicable prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article provided that such action would not be in violation of any law, regulation or order.

D.                        The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

ARTICLE 25

ARBITRATION

A.                       Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators.  Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B.                         One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing.  If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C.                         If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society — U.S. (ARIAS).  The arbitrators shall be persons knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration.  If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.

D.                        Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings.

E.                          The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence.  Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, request and consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract.  The arbitration shall take place in Woodland Hills, California, or at such other place as the parties shall agree. The decision of any two arbitrators shall be in writing and shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

F.                          The panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings.  Judgment upon an award may be entered in any court having jurisdiction thereof.

G.                         Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator.  The remaining costs of the arbitration shall be allocated by the panel.  The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

H.                        At the Company’s option, if more than one Subscribing Reinsurer is involved in arbitration relating to this Contract, where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such Subscribing Reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the Subscribing Reinsurers constituting the one party.  However, the Subscribing Reinsurers shall have the right to assert several, rather than joint defenses or claims, and to be represented by separate counsel.

I.                             If any Subscribing Reinsurer has subscribed to other reinsurance agreements with the Company, under which a dispute has arisen where there are common questions of law or fact with the dispute being arbitrated under this Contract, and a possibility of conflicting awards or inconsistent results, then the Subscribing Reinsurer, at the Company’s request, shall arbitrate all such reinsurance disputes involving the same loss in one consolidated proceeding, subject to the provisions of this Article.  The provisions of this Article shall govern any arbitration involving multiple agreements between the Company and Subscribing Reinsurer, regardless of whether the other agreement(s) was entered into before or after the effective date of this Contract.

J.                            If more than one of the Subscribing Reinsurers are involved in an arbitration as respondent, the time for the appointment of their party-appointed arbitrator shall be extended to 60 days.  This provision shall not change the liability of each of the Subscribing Reinsurers under the terms of this Contract from several to joint.

K.                        It is hereby understood and agreed that in the event the Reinsurer under this Contract or any other reinsurance contract with the Company:

1.                          Transfers its claims-paying authority to another entity; or

2.                          Ceases reinsurance underwriting operations; or

3.                          Is ordered by a state insurance department or other legal authority to cease writing business, or is placed under regulatory supervision or in rehabilitation;

the Company may, at its sole option, choose to sever this ARBITRATION ARTICLE from the Contract, and seek adjudication of the dispute in any court of competent jurisdiction, and the Reinsurer hereby agrees to submit to such jurisdiction.

ARTICLE 26

SERVICE OF SUIT

A.                       This Article applies only to those Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance regulatory authorities.

B.                         This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the ARBITRATION ARTICLE.  This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the ARBITRATION ARTICLE for resolving disputes arising out of this Contract.

C.                         In the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States.  Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.  The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.

D.                        Service of process in such suit may be made upon Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829.  The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit.

E.                          Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE 27

INSOLVENCY

A.                       All references to the insolvency of the Company are applicable individually to the insolvency of each and every company collectively referred to as the “Company.”

B.                         In the event of the insolvency of the Company, the reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim.  It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor.  The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C.                         Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.

D.                        As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, (except as provided by Sections 4118(a)(1)(A) and 1114(c) of the New York Insurance Law) or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.  Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, is entirely released from its obligation and the Reinsurer shall pay any loss directly to payees under such Policy.

ARTICLE 28

AGENCY

If more than one company is named as a party to this Contract, the first named company shall be deemed the agent of the other companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

ARTICLE 29

GOVERNING LAW

This Contract shall be governed by and interpreted in accordance with the laws of the State of California.

ARTICLE 30

ENTIRE AGREEMENT

This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties.

ARTICLE 31

INTERMEDIARY

Guy Carpenter & Company, LLC, is hereby recognized as the Intermediary negotiating this Contract for all business hereunder for all Reinsurers except those who are negotiating directly with the Company. All communications (including notices, statements, premiums, return premiums, commissions, taxes, losses, loss expense, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Guy Carpenter & Company, LLC, One Convention Place, 701 Pike Street, Suite 2000, Seattle, Washington 98101.  Payments by the Company to the Intermediary shall be deemed payment to the Reinsurer.  Payments by the Reinsurer to the Intermediary shall be deemed payment to the Company only to the extent that such payments are actually received by the Company.

IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s) this 29th day of May, in the year of 2009.

ZENITH INSURANCE COMPANY
ZNAT INSURANCE COMPANY

/s/ Jack D. Miller
President of Zenith Insurance Company
President of ZNAT Insurance Company

WORKERS’ COMPENSATION AND EMPLOYER’S LIABILITY EXCESS OF LOSS REINSURANCE CONTRACT

A version of the form of Interests and Liabilities Agreement that follows was executed by each of Aspen Insurance UK Limited, Hannover Rückversicherung AG, Lloyd’s Underwriter Syndicate No. 2987 BRT, Odyssey America Reinsurance Corporation, Partner Reinsurance Company of the U.S. and Swiss Reinsurance America Corporation as a Subscribing Reinsurer.  Each version of the Interests and Liabilities Agreement executed by the Subscribing Reinsurers is identical, except for the Subscribing Reinsurer’s share in the interests and liabilities, the amount of brokerage payable by the Subscribing Reinsurer, the payee of the brokerage and with respect to Swiss Reinsurance America Corporation, the elimination of the last two paragraphs.

1

FORM OF

INTERESTS AND LIABILITIES AGREEMENT

(the “Agreement”)

of

[	]

(the “Subscribing Reinsurer”)

as respects the

WORKERS’ COMPENSATION AND EMPLOYER’S LIABILITY EXCESS OF LOSS REINSURANCE CONTRACT

Effective: May 1, 2009

(the “Contract”)

issued to and executed by

ZENITH INSURANCE COMPANY
ZNAT INSURANCE COMPANY

(together the “Company”)

The Subscribing Reinsurer’s share in the interests and liabilities of the Reinsurer as set forth in the Contract shall be [      ]%.

The share of the Subscribing Reinsurer in the interests and liabilities of the Reinsurer in respect of the Contract shall be separate and apart from the shares of other subscribing reinsurers, if any, on the Contract.  The interests and liabilities of the Subscribing Reinsurer shall not be joint with those of such other subscribing reinsurers and in no event shall the Subscribing Reinsurer participate in the interests and liabilities of such other subscribing reinsurers.

This Agreement shall become effective at 12:01 a.m., Pacific Standard Time, May 1, 2009 and shall be subject to the provisions of the Term Article and the Special Termination Article and all other terms and conditions of the Contract.

Premium and loss payments made to Guy Carpenter shall be deposited in a Premium and Loss Account in accordance with Section 32.3(a)(1) of Regulation 98 of the New York Insurance Department.  The Subscribing Reinsurer consents to withdrawals from said account in accordance with Section 32.3(a)(3) of the Regulation, including interest and Federal Excise Tax.

2

Brokerage for this Contract is [    ]% of gross ceded premium.

IN WITNESS WHEREOF, the Subscribing Reinsurer has caused this Agreement to be executed by its duly authorized representative as follows:

on this                               day of                                                   , in the year                 .

[	]

Market Reference Number:

ZENITH INSURANCE COMPANY
ZNAT INSURANCE COMPANY

WORKERS’ COMPENSATION AND EMPLOYER’S LIABILITY EXCESS OF LOSS REINSURANCE CONTRACT

3